UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 24, 2020

THEMAVEN, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-12471	68-0232575
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 Liberty Street, New York, NY	10281
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 775-600-2765

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name on exchange on which registered
None	-	-

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction .2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

* Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 24, 2020, TheMaven, Inc. (the “Company”) announced the appointment of Andrew Kraft as the Company’s Chief Operating Officer, effective as of October 1, 2020. Mr. Kraft joined the Company in December 2018 and served in a variety of senior leadership roles before transitioning to a consulting role from April 2020 through October 2020, when we rejoined the Company as a full-time employee. Prior to joining the Company, Mr. Kraft worked at Xandr (the division of AT&T Inc. formerly known as AppNexus) for seven years where he served a variety of roles on the executive team ranging from head of Business and Corporate Development, to co-founding the company’s publisher business as head of Publisher Strategy, to launching AppNexus’ media business, to leading operations and finance as acting Chief Financial Officer. Previously, Mr. Kraft was the SVP, AMP & Publisher Solutions for Collective, where he led business development for the company’s audience management and monetization platform. Mr. Kraft studied Physics and Theater at the Massachusetts Institute of Technology.

Also on November 24, 2020, the Company announced the appointment of Jill Marchisotto as the Company’s Chief Marketing Officer, effective as of October 1, 2020. Ms. Marchisotto joined the Company in 2019 with its acquisition of TheStreet, where she led the consumer subscription business and marketing strategy for the brand’s suite of products, including Jim Cramer’s popular investment club. Prior to joining TheStreet, Ms. Marchisotto worked extensively in both digital and print media and served in various marketing roles at Bloomberg, Conde Nast and Wenner Media.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THEMAVEN, INC.

Dated: December 2, 2020	By:	/s/ Doug Smith
	Name:	Doug Smith
	Title:	Chief Financial Officer